UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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Definitive Information Statement

DUSKA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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DUSKA THERAPEUTICS, INC.

470 Nautilus Street, Suite 300

La Jolla, CA 92037

Phone: (858) 551-5700

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF DUSKA THERAPEUTICS, INC.:

The purpose of this letter is to inform you that on September 18, 2008 the holders of a majority in voting power of the outstanding stock of Duska Therapeutics, Inc. (the “Company”) executed and delivered a written consent adopting a resolution to amend our Articles of Incorporation to change the name of the Company to Cordex Pharma, Inc.

The holders of shares representing 57.0% of our voting shares have executed a written consent in favor of the amendment to the Articles of Incorporation to change our name.  The amendment is described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required to amend the Articles of Incorporation under the Nevada Revised Statutes and the Company’s Articles of Incorporation and bylaws. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the amendment to the Articles of Incorporation provided for in the consent will not be effective until December 5, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority in voting power of the Company’s outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

November 5, 2008

/s/ JAMES S. KUO, M.D.
James S. Kuo, M.D.
Chief Executive Officer

DUSKA THERAPEUTICS, INC.

470 Nautilus Street, Suite 300

La Jolla, CA 92037

Phone: (858) 551-5700

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement (the “Information Statement”) will be mailed on or about November 15, 2008 to the stockholders of record, as of September 18, 2008, of Duska Therapeutics, Inc., a Nevada corporation (the “Company”) pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the stockholders of action already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action is to be effective twenty days after the mailing of this Information Statement:

The Articles of Incorporation of the Corporation shall be amended to change the name of the Company to Cordex Pharma, Inc.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement. It describes the essential terms of the amendment to the Articles of Incorporation as well as other information about the Company. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

As of the close of business on the record date we had 3,794,511 shares of common stock outstanding.  The approval of a majority of all outstanding votes is required for us to be able to amend our Articles of Incorporation (the “Amendment”). Duska’s Board of Directors approved the Amendment on September 18, 2008 and stockholders holding approximately 57.0% of our outstanding shares of common stock approved the Amendment by written consent in lieu of a meeting.  A copy of the amendment to the Articles of Incorporation effecting the name change is attached to this information statement as Exhibit A.

The elimination of the need for a special meeting of the stockholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (858) 551-5700. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Company’s name to “Cordex Pharma, Inc.” The Board believes that the name change is in the Company’s best interest and will support the rebranding of the Company and its public relations campaign.  The Board also believes that the name change more accurately reflects the business operations of the Company.

Effect: A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Company's common stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On September 18, 2008, our board of directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to change our name to Cordex Pharma, Inc.  In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the name of the Company. Because holders of approximately 57.0% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to change the name of the Company to Cordex Pharma, Inc.  The name change will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

No Dissenter’s Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our stockholders with any such right.

CURRENT INFORMATION REGARDING THE COMPANY

The Company

Duska Therapeutics, Inc. (“Duska”) is a Nevada corporation based in La Jolla, California that carries out all of its business operations through its wholly owned subsidiary, Duska Scientific Co., a Delaware corporation (“Duska Scientific”). Duska is a biopharmaceutical company that is focusing on the development of therapeutic, medical device and diagnostic products based on adenosine 5’-triphosphate (ATP), and P2 receptors. ATP is a natural compound found in every cell of the human body, where it constitutes the source of energy for all bodily functions. ATP is released from many types of cells under normal and disease conditions. Extracellular ATP regulates functions of different cell types in various tissues and organs, including the heart, lung, intestine and kidney, by activating cell surface receptors called P2 receptors (P2R). The pharmacological activation and inhibition of P2R by specific compounds, which bind to these receptors, called agonists and antagonists, respectively, is the basis for the development of new drugs for the diagnosis or treatment of various human disorders, including cardiovascular, pulmonary, neural and renal diseases

Outstanding Voting Stock of the Company

As of the Record Date, there were 3,794,511 shares of Common Stock issued and outstanding. The Common Stock constitutes the only outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.  The additional shares of common stock for which authorization is now sought are identical to the shares of Common Stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 18, 2008 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and our directors and (c) by all executive officers and directors of this Company as a group. As of September 18, 2008, there were 3,794,511 shares of our common stock issued and outstanding. Unless otherwise noted, (i) the address of each of the persons shown is c/o Duska Therapeutics, Inc., 470 Nautilus St, Suite 300, La Jolla, CA  92037 and (ii) we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percentage of Class
James S. Kuo, M.D.	2,345,815	(2)	38.2%
Philip Sobol & Debra Sobol Trust	1,547,845	(3)	30.9%
Manuel Graiwer	1,078,113	(4)	24.0%
Alexander Angerman and Judith Angerman Family Trust, 356 N. McCadden Place, Los Angeles, CA 90004	904,461	(5)	20.9%
Livorno Latin American Promotions BV, P. O. Box 210, Willemstad, Curacao	770,000	(6)	17.9%
H. David Coherd	738,228	(7)	16.3%
Amir Pelleg, Ph.D.	732,852	(8)	16.9%
Gary Kaplan & Susan Kaplan Trust Graiwer & Kaplan PC 3600 Wilshire Blvd, Suite 2100 Los Angeles, CA 90010	634,473	(9)	15.1%
Dr. Know Ltd. c/o Moore StephensServices L’Estoril, Bloc C 31 Avenue Princesse Grace MC 98000 Monaco	431,334	(10)	10.8%
Wayne Lorgus	53,583	(11)	1.4%
Steven Dinh	50,000	(11)	1.3%
Shepard Goldberg	50,000	(11)	1.3%
Alan Tuchman	50,000	(11)	1.3%
All executive officers and directors as a group (five persons)	6,646,436	(12)	69.7%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(2)

2,342,815 of the shares shown are subject to exercise of options

(3)

Includes 331,178 shares owned of record by the Philip Sobol & Debra Sobol Trust, 1,041,667 shares subject to exercise of warrants, 125,000 shares subject to conversion of notes and 50,000 shares subject to exercise of options

(4)

Includes 654,855 shares subject to exercise of warrants, 50,000 shares subject to exercise of options and includes beneficial ownership of 21,000 shares for whom the owners of record are family members

(5)

Includes 529,167 shares subject to exercise of warrants

(6)

Includes 500,000 shares subject to exercise of warrants

(7)

Includes 50,000 shares subject to exercise of options and 684,375 shares subject to exercise of warrants

(8)

Includes 533,500 shares subject to exercise of options, and 496 shares subject to exercise of warrants

(9)

Includes 230,306 shares owned of record by Gary & Susan Kaplan as Tenants in Common and 404,167 shares subject to exercise of warrants.

(10)

Includes 215,667 shares subject to exercise of warrants

(11)

All of the shares shown are subject to exercise of options.

(12)

Includes 3,229,898 shares subject to exercise of options, 125,000 shares subject to conversion of notes and 4,215,807 shares subject to exercise of warrants.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and our Annual Report on Form 10-KSB for the year ended December 31, 2007. We will be distributing a copy of these reports with this Information Statement. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

Duska Therapeutics, Inc.

470 Nautilus Street, Suite 300

La Jolla, CA 92037 Phone: (858) 551-5700

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of
Duska Therapeutics, Inc.

By:	/s/ JAMES S. KUO, M.D.
James S. Kuo, M.D., Chief Executive Officer

Date  November 5, 2008

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation *